Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	rargueta@quidel.com

QUIDEL ANNOUNCES PRELIMINARY REVENUE FOR FIRST QUARTER 2022

SAN DIEGO — (BUSINESS WIRE)—April 7, 2022—Quidel Corporation (NASDAQ: QDEL) (“Quidel”), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today that it expects total revenues in the first quarter of 2022 to be in the range of $990 million to $1,000 million, or growth of 164% to 166% from the first quarter 2021 revenue of $375.3 million. COVID-19 product revenues in the first quarter of 2022 are expected to be approximately $836 million, composed of approximately $657 million in QuickVue® COVID-19 test revenue and approximately $138 million in Sofia® SARS antigen test revenue.

“We had another outstanding quarter and an excellent start to the year, delivering a record quarter for revenue,” said Douglas Bryant, President and Chief Executive Officer of Quidel. “In the first quarter of 2022, we sold approximately 113 million QuickVue COVID-19 antigen tests and approximately 12 million Sofia SARS antigen tests. We also expanded our installed base of Sofia analyzers to 79,000 instrument placements, which further widens our point-of-care footprint and increases opportunities to introduce our full portfolio of assays to patients and healthcare providers.”

Mr. Bryant concluded, “Thanks to the continued dedication of our people, Quidel is well-positioned to deliver strong performance for the year and advance our mission to expand access to accurate, affordable diagnostic testing in professional, retail and government sectors.”

These preliminary results are based on management’s initial analysis of operations for the quarter ended March 31, 2022. Quidel expects to issue full financial results for the first quarter of 2022 in May.

About Quidel Corporation
Quidel Corporation (Nasdaq: QDEL) is a leading manufacturer of diagnostic solutions at the point of care, delivering a continuum of rapid testing technologies that further improve the quality of health care throughout the globe. An innovator for over 40 years in the medical device industry, Quidel pioneered the first FDA-cleared point-of-care test for influenza in 1999 and was the first to market a rapid SARS-CoV-2 antigen test in the U.S. Under trusted brand names Sofia, Solana®, Lyra®, Triage® and QuickVue, Quidel’s comprehensive product portfolio includes tests for a wide range of infectious diseases, cardiac and autoimmune biomarkers, as well as a host of products to detect COVID-19. Quidel’s mission is to provide patients with immediate and frequent access to highly accurate, affordable testing for the good of our families, our communities and the world. For more information about Quidel, visit quidel.com.

View our story told by our people at www.quidel.com/ourstory.

Where You Can Find Additional Information
In connection with the proposed business combination transaction among Quidel, Ortho Clinical Diagnostics Holdings plc (“Ortho”) and Coronado Topco, Inc. (“Topco”), Topco has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that contains a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE

COMMISSION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT QUIDEL, ORTHO AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus will be mailed to Quidel’s stockholders and Ortho’s shareholders when available. The joint proxy statement/prospectus and the other documents filed with the Commission may also be obtained free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus and the other documents filed by Quidel and Ortho with the Commission by requesting them in writing from Quidel Corporation, 9975 Summers Ridge Road, San Diego, California 92121, Attention: Investor Relations, or by telephone at 858-646-8023, or from Ortho Clinical Diagnostics Holdings plc, 1001 Route 202, Raritan, New Jersey 08869, Attention: Investor Relations, or by directing a written request to SVC Ortho-SVC@SARDVERB.com.

Quidel and Ortho and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies. Information about Quidel’s directors and executive officers and their ownership of Quidel’s common stock is set forth in the joint proxy statement/prospectus. Information about Ortho’s directors and executive officers and their ownership of Ortho’s ordinary shares is also set forth in the joint proxy statement/prospectus. The joint proxy statement/prospectus may be obtained free of charge from the sources indicated above. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, is included in the joint proxy statement/prospectus, which constitutes a part of the registration statement on Form S-4 filed by Topco with the Commission, as amended from time to time. Stockholders may obtain additional information about the interests of the directors and executive officers in the proposed transaction by reading the joint proxy statement/prospectus and other relevant materials filed with the Commission.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this press release by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, our estimated revenues for the first quarter of 2022 and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Quidel’s and Ortho’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the evolution of the COVID-19 pandemic and its impact; competition; our development of new technologies, products, and markets; our reliance on sales of our COVID-19 and influenza diagnostic tests; our reliance on a limited number of key distributors; acceptance of our products among physicians, healthcare providers, or other customers; the impact of third-party reimbursement policies; our ability to meet demand for our products; interruptions in our supply of raw materials and other product and production components; costs and disruptions from failures in our information technology and storage systems; international risks, including compliance with product registration requirements and legal requirements, tariffs, currency exchange fluctuations, reduced protection of intellectual property rights, and taxes; worldwide economic, political, and social uncertainty; our development, acquisition, and protection of proprietary technology rights; intellectual property risks and third-party claims of infringement; loss of our Emergency Use Authorization from the U.S. Food and Drug Administration for our COVID-19 products; failures or delays in receiving regulatory approvals, clearances, or authorizations, the loss of previously received approvals, or other adverse actions by regulatory authorities; performance, timing, funding and compliance risks relating to government contracts; product defects; compliance with government regulations relating to the handling, storage, and disposal of hazardous substances; our ability to identify and successfully acquire and integrate potential acquisition targets; our need for additional funds to finance our capital or operating needs; failure to complete the proposed business combination transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and stockholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed business combination transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Quidel and Ortho generally. Additional risks and factors are identified under “Risk Factors” in the joint proxy statement/prospectus and Quidel’s Annual Report on Form 10-K filed on February 18, 2022 and subsequent reports filed with the Commission.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Neither Quidel nor Ortho undertakes an obligation to update any of the forward-looking information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

The City Code on Takeovers and Mergers
The City Code on Takeovers and Mergers does not apply to the proposed business combination.